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                                                                     Exhibit 5.1


                   Rose Law Firm, a Professional Association
                            120 East Fourth Street
                          Little Rock, Arkansas 72201

                                 June 26, 1997



Bank of the Ozarks, Inc.
425 West Capitol Avenue
Suite 3100
Little Rock, Arkansas  72201

Re: 1,331,700 shares of Common Stock registered pursuant to the Bank of the Ozarks, Inc. registration statement on Form S-1
     SEC File No. 333-27641

Ladies and Gentlemen:

     We are acting as counsel for Bank of the Ozarks, Inc. (the "Company") in connection with the registration of 1,331,700 shares of the Company's Common Stock, $.01 par value, on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that when the shares of Common Stock registered pursuant to the Registration Statement are sold in the manner contemplated by the Registration Statement they will be validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the laws of the state of Arkansas and the federal laws of the United States of America, in each case as in effect on the date hereof. We hereby consent to the use of this opinion as an exhibit to the referenced Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                    Very truly yours,

                                    ROSE LAW FIRM, a Professional
                                    Association
                                    By: /s/ Jeffrey J. Gearhart
                                       -------------------------
                                            Jeffrey J. Gearhart